EXHIBIT (I)



                               CONSENT OF COUNSEL

                     Gabelli International Growth Fund, Inc.

We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 15 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of Gabelli International Growth Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                            /S/WILLKIE FARR & GALLAGHER LLP
                                               Willkie Farr & Gallagher LLP


April 28, 2005

New York, New York